  As filed with the Securities and Exchange Commission on September 24, 1997

                                                      Registration No. 333-_____
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          ---------------------------
                                   FORM S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                          ---------------------------

                             ARCO Chemical Company
            (Exact name of Registrant as specified in its charter)


             Delaware                                        51-0104393
   -------------------------------                        -------------------
   (State or other jurisdiction of                         (I.R.S. Employer
    incorporation or organization)                        Identification No.)

3801 West Chester Pike, Newtown Square, Pennsylvania          19073-2387
----------------------------------------------------      -------------------
     (Address of Principal Executive Offices)                 (Zip Code)

                              ARCO CHEMICAL COMPANY
                   RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS
                            (Full title of the plan)
--------------------------------------------------------------------------------

Robert J. Millstone, Esq.                                Copy to:  Kathy Habecker Gaddes, Esq.
Vice President, General Counsel and Secretary                      ARCO Chemical Company
ARCO Chemical Company                                              3801 West Chester Pike
3801 West Chester Pike                                             Newtown Square, PA  19073-2387
Newtown Square, PA 19073-2387                                     (610) 359-3208
(610) 359-3255
(Name, address and telephone number of agent for service)


                                  CALCULATION OF REGISTRATION FEE
====================================================================================================
        Title of         Amount to be     Proposed Maximum        Proposed Maximum      Amount of
    Securities to be     Registered*     Offering Price Per      Aggregate Offering    Registration
       Registered                             Share**                 Price**              Fee
Common Stock, par       75,000 shares         $44.9375             $3,370,312.50        $1,021.31
Value $1.00 per share

----------------------------------------------------------------------------------------------------

* This Registration Statement also relates to such indeterminate number of additional shares as may be offered as a result of stock splits, stock dividends or similar transactions.

** The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457 (c) and (h) under the Securities Act of 1933, as amended. Such prices are based on a price of $44.9375, which is the average of the high and low sale prices per share of the Registrant's Common Stock on September 19, 1997, as reported on the New York Stock Exchange Composite Tape.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
             ----------------------------------------------------


Item 1.   Plan Information
          ----------------

          Information required by this Item is omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

Item 2.   Registrant Information and Employee Plan Annual Information
          -----------------------------------------------------------

          Information required by this Item is omitted from the Registration Statement in accordance with the Introductory Note to Part I of Form S-8.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


Item 3.   Incorporation of Documents by Reference
          ---------------------------------------

          The following documents filed by ARCO Chemical Company (the "Company") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1996.

          (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1997 and June 30, 1997.

          (c) The Company's Current Reports on Form 8-K, dated June 27, 1997 and July 21, 1997.

          (d) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act after December 31, 1996.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company. As of August 31, 1997, Mr. Millstone owned an aggregate of 2,389 shares of Common Stock, held directly and under a Company benefit plan, and options to purchase another 48,300 shares of Common Stock. Mr. Millstone disclaims beneficial ownership of an additional 318 shares of Common Stock held in a custodial account for his minor son and a trust for his adult son.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          A. Reference is made to Section 25 of the By-Laws of the Company and to Section 145 of the General Corporation Law of the State of Delaware as set forth below.

          1.   Section 25 of the By-Laws of the Company provides:

          (a)  Right to Indemnification. Each person who was or is a party or is
               ------------------------
     threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that, except as provided in
                                 ------------------
     paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the
                                          ------------------
     General Corporation Law of Delaware requires, payment shall be made to or on behalf of a person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

          (b)  Right of claimant to appeal and to bring suit.  If a claim under
               ---------------------------------------------
     paragraph (a) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may submit a written appeal to the Chairman of the Board. If the claim is not paid in full by the Company within thirty days after a written appeal has been received by the Chairman of the Board, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company for expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors or its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

          (c)  Non-exclusivity of rights.  The right to indemnification and the
               -------------------------
     payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

          (d)  Insurance. The Company may maintain insurance, at its expense, to
               ---------
     protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

          (e)  Indemnity agreements. The Company may from time to time enter
               --------------------
     into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

          (f)  Indemnification of employees and agents of the Company. The
               ------------------------------------------------------
     Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

          2. Section 145 of the General Corporation Law of the State of Delaware provides:

          (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

          (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
     (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

          (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

          (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

          (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

          (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

          B. Under the Administrative Services Agreement between Atlantic Richfield Company ("ARCO") and the Company, ARCO provides the Company with insurance coverage under ARCO's Directors' and Officers' Liability Insurance, to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware. Such coverage currently has a limit of $205,000,000.

Item 7.   Exemption from Registration Claimed
          -----------------------------------

          None.

Item 8.   Exhibits
          --------


Number                    Description                                      Method of Filing
------     -----------------------------------------------------           ----------------
   4       ARCO Chemical Company Restricted Stock Plan for                  Filed herewith
           Outside Directors.

   5       Opinion of Robert J. Millstone, Esq., Vice President,            Filed herewith
           General Counsel and Secretary of the Company as to
           the legality of the securities being registered.

 23.1      Consent of Robert J. Millstone, Esq., Vice President,            Included in Exhibit 5
           General Counsel and Secretary of the Company.

 23.2      Consent of Coopers & Lybrand L.L.P.                              Filed herewith

     24   Power of Attorney authorizing Van Billet to sign the    Filed herewith
          Registration Statement and all amendments thereto on behalf of certain directors and officers of the Company.

Item 9. Undertakings
        ------------

        (a)  The Company hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

                  The Registrant. Pursuant to the requirements of the Securities
                  --------------
  Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Commonwealth of Pennsylvania, on this 24th day of September, 1997.


                                  ARCO Chemical Company



                                  By:    ALAN R. HIRSIG
                                     --------------------------------------
                                         Alan R. Hirsig
                                     President and Chief Executive Officer


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.


         Signature                       Capacity                           Date
         ---------                       --------                           ----
   ANTHONY G. FERNANDES*           Chairman of the Board             September 24, 1997
---------------------------             and Director
   Anthony G. Fernandes


      ALAN R. HIRSIG                    President,                   September 24, 1997
---------------------------        Chief Executive Officer and
      Alan R. Hirsig                    Director


   MARVIN O. SCHLANGER*            Executive Vice President,         September 24, 1997
---------------------------    Chief Operating Officer and Director
    Marvin O. Schlanger


    WALTER J. TUSINSKI*           Senior Vice President,             September 24, 1997
---------------------------    Chief Financial Officer and Director
    Walter J. Tusinski


          Signature                       Capacity                           Date
          ---------                       --------                           ----
      WALTER F. BERAN*                    Director                    September 24, 1997
------------------------------
       Walter F. Beran


      MARIE L. KNOWLES*                   Director                    September 24, 1997
------------------------------
      Marie L. Knowles


     JAMES A. MIDDLETON*                  Director                    September 24, 1997
------------------------------
     James A. Middleton


       STEPHEN R. MUT*                    Director                    September 24, 1997
------------------------------
       Stephen R. Mut


        FRANK SAVAGE*                     Director                    September 24, 1997
------------------------------
        Frank Savage


   ROBERT H. STEWART, III*                Director                    September 24, 1997
------------------------------
   Robert H. Stewart, III


         VAN BILLET                Vice President and Controller      September 24, 1997
------------------------------    (principal accounting officer)
         Van Billet

                                                                      September 24, 1997
  * By: VAN BILLET
------------------------------
         Van Billet
     (Attorney in fact)

                                 EXHIBIT INDEX
                                 -------------

      Number                          Description                                 Method of Filing
      ------        --------------------------------------------------            ----------------
         4          ARCO Chemical Company Restricted Stock Plan                   Filed herewith
                    for Outside Directors.

         5          Opinion of Robert J. Millstone, Esq., Vice                    Filed herewith
                    President, General Counsel and Secretary of the
                    Company as to the legality of the securities being
                    registered.

      23.1          Consent of Robert J. Millstone, Esq., Vice                    Included in Exhibit 5
                    President, General Counsel and Secretary of the
                    Company.

      23.2          Consent of Coopers & Lybrand L.L.P.                           Filed herewith

      24            Power of Attorney authorizing Van Billet to sign              Filed herewith
                    the Registration Statement and all amendments
                    thereto on behalf of certain directors and officers
                    of the Company.